UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2012 Equity Incentive Plan

At the 2017 annual meeting of the stockholders of Axcelis Technologies, Inc. (the “Company”) held on May 16, 2017 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2012 Equity Incentive Plan (the “Amended Equity Plan”) to increase the number of shares of common stock reserved under the plan for future issuance by 1,000,000 shares. The Company’s Board of Directors and the Compensation Committee of the Board of Directors previously approved the Amended Equity Plan, subject to such stockholder approval. The Company’s executive officers are eligible to participate in the Amended Equity Plan. A summary of the material terms of the Amended Equity Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 29, 2017 (the “Proxy Statement”). A copy of the Amended Equity Plan is filed with the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held at the offices of Locke Lord LLP at 111 Huntington Avenue, Boston, Massachusetts on May 16, 2017. Out of 29,932,286 shares of Common Stock (as of the record date of March 22, 2017) entitled to vote at the meeting, 26,792,525 shares, or 89.51%, were present in person or by proxy.

1.              At the Annual Meeting, each of the eight nominees for election as directors received the number of votes set opposite the nominee’s name, constituting a plurality of the votes cast, and therefore such nominee has been duly elected as a director of the Company:

Proposal to elect the	Number of Votes
following nominees as a director	For	Withheld	Broker Non-Votes	Percentage of Total Voted For
1. Richard J. Faubert	21,660,221	91,154	5,040,810	99.6%
2. R. John Fletcher	21,646,837	104,538	5,040,810	99.5%
3. Arthur L. George, Jr.	21,660,042	91,333	5,040,810	99.6%
4. Joseph P. Keithley	21,655,547	95,828	5,040,810	99.6%
5. John T. Kurtzweil	21,660,886	90,489	5,040,810	99.6%
6. Patrick H. Nettles	21,647,338	104,037	5,040,810	99.5%
7. Mary G. Puma	21,644,485	106,890	5,040,810	99.5%
8. Thomas St. Dennis	21,660,677	90,698	5,040,810	99.6%

2.              The following sets forth the tally of the votes cast on the proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company’s financial statements for the year ending December 31, 2017. A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders.

Number of Votes
				Broker	Percentage of
				Non-	Total Voted
	For	Against	Abstaining	Votes	For
Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s financial statements for the year ending December 31, 2017.	25,799,236	285,166	708,098	0	98.9%

3.              The following sets forth the tally of the votes cast on the proposal to approve the amendment to the 2012 Equity Incentive Plan, as adopted by the Board of Directors. A majority of the votes cast were voted in favor of the approval of the 2012 Equity Incentive Plan, as amended by the Board of Directors, and therefore the amended 2012 Equity Incentive Plan has been approved by the stockholders.

Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal to approve the amendment to the 2012 Equity Incentive Plan, as amended.	19,884,566	1,188,791	678,358	5,040,810	94.4%

4.              The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2016, as described under “Executive Compensation” in the proxy statement for this meeting. A majority of the votes cast were voted in favor of the proposal, and therefore such advisory vote has passed.

Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2016, as described under “Executive Compensation” in the proxy statement for the meeting.	20,778,308	290,854	682,553	5,040,810	98.6%

5.              The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors on the frequency of future stockholder advisory votes on the compensation paid to the Company’s executive officers, as described in the proxy statement for this meeting. A plurality of the votes cast were voted in favor of annual frequency, and therefore such advisory vote will be held annually.

	Number of Votes
	Annually	Every Two Years	Every Three Years	Abstaining	Broker Non- Votes	Percentage Voted for One Year
Proposal on the frequency of future stockholder votes to approve executive compensation.	17,433,422	42,984	3,603,086	672,223	5,040,810	82.7%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2017	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel